UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013 (March 19, 2013)

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Windsor Street	01089
West Springfield, Massachusetts	(Zip Code)
(Address of Principal Executive Offices)

(413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, Yair Shamir resigned as a member of the board of directors (the “Board”) of Cyalume Technologies Holdings, Inc. (the “Company”).

Also on March 19, 2013, the Board appointed Mr. Alain Dobkin as a member of the Board, filling the vacancy created by the resignation of Mr. Shamir. Mr. Dobkin, age 39, is a Managing Partner and has served on the board of directors of Catalyst Investments since 2012, and also serves as a director of certain private companies in Catalyst’s portfolio. Prior to joining Catalyst Investments, Mr. Dobkin was an Investment Banker with Citigroup, Inc. from 2000 to 2012 in both New York and Tel Aviv, and most recently served as Director of Investment Banking for Citigroup’s Israel operations. Mr. Dobkin was also a Financial Analyst with investment bank Robert W. Baird & Co. Incorporated in Chicago from 1998 to 2000. Mr. Dobkin has served as an advisor in connection with capital raising and M&A transactions with an aggregate value of more than $40 billion. Mr. Dobkin graduated with Honors from York University of Toronto with a Bachelor of Pure and Applied Science (BSc). The Board believes that Mr. Dobkin’s leadership, financial and global business experience qualify him to serve.

Mr. Dobkin will be entitled to compensation for his services on the Board under the Company’s standard director compensation policies. There are no family relationships between Mr. Dobkin and any director or executive officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2013, the Board adopted resolutions approving the Amended and Restated Bylaws of the Company (the “Bylaws”), to be effective as of that date, to amend the Bylaws of the Company (the “Former Bylaws”). The Bylaws reflect the following changes, as well as certain clarifying changes to provisions in the Former Bylaws:

(i)	deletion of language providing for special meetings of stockholders to be called by the Company’s Secretary on the written request of holders of a majority of shares entitled to vote;
(ii)	addition of language regarding the conduct of annual and special meetings of stockholders;
(iii)	update of the stockholder list provision;
(iv)	update of the action without meeting of stockholders provision;
(v)	addition of advance notice requirements with respect to nominations and other business that stockholders wish to have considered at meetings of stockholders;
(vi)	revision of the process for removal of directors by stockholder, to require the vote of holders of at least two-thirds of the voting power (rather than a majority) of the Company’s outstanding stock to remove a director other than for cause;
(vii)	addition of the Chief Executive Officer as a distinct officer position; and
(viii)	revision of the amendment of Bylaws provisions to require the vote of holders of at least two-thirds of the voting power (rather than a majority) of the Company’s outstanding stock for stockholders to amend specified provisions of the Bylaws.

The description of the Bylaws set forth herein is qualified in its entirety by reference to the full text of such Bylaws, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko

Name:	Michael Bielonko

Title:	Chief Financial Officer

Date: March 22, 2013

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.